UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 26, 2017

THE CHEESECAKE FACTORY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-20574	51-0340466
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26901 Malibu Hills Road Calabasas Hills, California 91301
(Address of Principal Executive Offices)

Registrant’s Telephone Number, Including Area Code (818) 871-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02        RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The following information is intended to be furnished under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

In a press release dated November 1, 2017, a copy of which is attached as Exhibit 99.1 to this report, The Cheesecake Factory Incorporated (the “Company”) reported financial results for the third quarter of fiscal 2017, which ended on October 3, 2017. Total revenues were $555.4 million in the third quarter of fiscal 2017 as compared to $560.0 million in the third quarter of fiscal 2016. Net income and diluted net income per share were $26.4 million and $0.56, respectively, in the third quarter of fiscal 2017.

Comparable restaurant sales at The Cheesecake Factory restaurants declined 2.3% in the third quarter of fiscal 2017, including an approximately 0.8% negative impact from Hurricanes Harvey, Irma and Maria. Excluding this weather impact, comparable restaurant sales declined 1.5%.

ITEM 8.01         OTHER EVENTS.

On October 26, 2017, the Company’s Board of Directors declared a quarterly cash dividend of $0.29 per share on the Company’s common stock. The dividend is payable on November 28, 2017 to stockholders of record at the close of business on November 15, 2017. Future dividends, if any, will be subject to approval of the Board of Directors.

During the third quarter of fiscal 2017, the Company repurchased approximately 1.6 million shares of its common stock at a cost of $75.8 million. The Company now expects to allocate a total of $125 to $150 million toward share repurchases in fiscal 2017.

On October 26, 2017, the Board of Directors also approved the adoption of a share repurchase plan with J.P. Morgan Securities LLC intended to qualify for the safe harbor under Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “New 10b5-1 Plan”). The New 10b5-1 Plan will become effective on December 1, 2017 and terminate on April 30, 2018, unless terminated sooner in accordance with its terms. Purchases may be made in the open market or through privately negotiated transactions in support of the Company’s share repurchase plan. Purchases in the open market will be made in compliance with Rule 10b-18 under the Securities Exchange Act of 1934.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS.

(d)         Exhibits

99.1                    Press release dated November 1, 2017 entitled, “The Cheesecake Factory Reports Results for Third Quarter of Fiscal 2017”

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated November 1, 2017 entitled, “The Cheesecake Factory Reports Results for Third Quarter of Fiscal 2017”

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2017	THE CHEESECAKE FACTORY INCORPORATED

	By:	/s/ Matthew E. Clark
Matthew E. Clark
Executive Vice President and Chief Financial Officer